Glu Comments on Expectations Regarding Third Quarter 2012 Financial Results

•	Preliminary Q3 2012 Revenue Results Consistent with Prior Guidance

•	Preliminary Q3 2012 Adjusted EBITDA Results Slightly Favorable to High End of Guidance

San Francisco, Calif. – October 9, 2012 – Glu Mobile Inc. (Nasdaq: GLUU), a leading global developer and publisher of freemium games for smartphone and tablet devices, today commented on its expectations regarding its financial results for the third quarter of 2012. “When we announced results for the second quarter on August 2, 2012, we stated that we expected non-GAAP revenues for Q3 2012 to be in the range of $20.25 million to $21.25 million, which includes $17.5 million to $18.5 million in non-GAAP smartphone revenues. We also stated that we expected an Adjusted EBITDA loss of between $3.1 million and $4.0 million for Q3 2012. We currently expect that, on our regularly scheduled earnings call on November 1, 2012, we will report third quarter 2012 revenue results that are consistent with that prior guidance. We also expect Adjusted EBITDA results to be slightly favorable to the $3.1 million high end of that guidance,” commented Eric R. Ludwig, Glu Mobile’s Chief Financial Officer.

When the company gave revenue guidance for the third quarter of 2012, only 1 of the 9 titles expected to be launched during the quarter was globally live. The company then commented that it used its “historical batting averages” of success and failures to calculate its revenue guidance on those back-end loaded titles. The company noted that if those 8 then-yet-to-be-launched titles performed better than its historical averages, then its guidance could prove conservative. However, “as shown by the publicly available Apple App Store and Google Play rankings, of the 11 titles actually launched during Q3, we did not have any titles that were successful at the level of some of our prior breakout hits, and we had more titles that underperformed our expectations,” noted Mr. Ludwig.

“As we have stated in the past, the revenue contribution across quarters of a title depends on its early peak performance. We did not have any breakout title launches in Q3 and are still evaluating our expectations of their lifetime performance. In the next several weeks, we expect to launch Contract Killer 2 and Death Dome, which titles will be important to Q4 revenue performance. Consequently, we have yet to form an updated view on fourth quarter 2012 results. However, we will manage the business to be Adjusted EBITDA break-even or better for Q4. We will provide an updated view on Q4 guidance along with our final Q3 results at our regularly scheduled earnings call” commented Niccolo de Masi, President and Chief Executive Officer of Glu Mobile.

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Use of Non-GAAP Financial Measures

To supplement Glu’s unaudited condensed consolidated financial data presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include historical and estimated non-GAAP revenues, non-GAAP smartphone revenues, non-GAAP freemium revenues, non-GAAP operating expenses, non-GAAP gross margins, non-GAAP operating income/loss, non-GAAP net loss and non-GAAP basic and diluted net loss per share. These non-GAAP financial measures exclude the following items from Glu’s unaudited consolidated statements of operations:

• Change in deferred revenues and royalties;

• Amortization of in-process development contracts;

• Amortization of intangible assets;

• Stock-based compensation expense;

• Restructuring charges;

• Change in fair value of Blammo earnout;

• Transitional costs;

• Release of MIG pre-acquisition tax liabilities; and

• Foreign currency exchange gains and losses primarily related to the revaluation of assets and liabilities.

In addition, Glu has included in this release “Adjusted EBITDA” figures which are used to evaluate Glu’s operating performance and is defined as non-GAAP operating income/(loss) excluding depreciation.

Glu may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu’s performance by excluding certain items that may not be indicative of Glu’s core business, operating results or future outlook. Glu’s management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu’s operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu’s performance to prior periods.

Glu has provided a reconciliation of the most comparable GAAP financial measure to each of the historical non-GAAP financial measures used in this press release in the financial tables that accompany Glu’s earnings press release issued on August 2, 2012.

Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements, including those regarding Glu’s preliminary revenue and Adjusted EBITDA expectations for the third quarter of 2012, our expectation that we will launch Contract Killer 2 and Death Dome in the next several weeks, which titles will be important to Q4 revenue performance, and our intent to manage the business to be Adjusted EBITDA break-even or better for Q4 2012. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: Glu’s final review of its preliminary third quarter results and quarter-end accounting procedures; the risk that consumer demand for smartphones, tablets and next-generation platforms does not grow as significantly as we anticipate or that we will be unable to capitalize on any such growth; the risk that we do not realize a sufficient return on our investment with respect to our efforts to develop freemium games for smartphones, tablets and next-generation platforms; the risk that we will not be able to maintain our good relationships with Apple and Google; the risk that our development expenses for games for smartphones are greater than we anticipate; the risk that our recently and newly launched games are less popular than anticipated; the risk that our newly released games will be of a quality less than desired by reviewers and consumers; the risk that the mobile games market, particularly with respect to freemium gaming, is smaller than anticipated; and other risks detailed under the caption “Risk Factors” in our Form 10-Q filed with the Securities and Exchange Commission on August 9, 2012 and our other SEC filings. You can locate these reports through our website at http://www.glu.com/investors. We are under no obligation, and expressly disclaim any obligation, to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

Glu Mobile

Glu Mobile (NASDAQ:GLUU) is a leading global developer and publisher of freemium games for smartphone and tablet devices. Glu is focused on creating compelling original IP games such as BLOOD & GLORY, DEER HUNTER, FRONTLINE COMMANDO, GUN BROS, and SAMURAI VS. ZOMBIES DEFENSE on a wide range of platforms including iOS, Android™, Windows Phone, Google Chrome and MAC OS. Glu’s unique technology platform enables its titles to be accessible to a broad audience of consumers globally. Founded in 2001, Glu is headquartered in San Francisco with a major office outside Seattle, and international locations in Brazil, Canada, China and Russia. Consumers can find high-quality entertainment wherever they see the ‘g’ character logo or at www.glu.com. For live updates, please follow Glu via Twitter at www.twitter.com/glumobile or become a Glu fan at www.facebook.com/glumobile.

BLOOD & GLORY, CONTRACT KILLER, DEATH DOME, DEER HUNTER, FRONTLINE COMMANDO, GUN BROS, SAMURAI VS ZOMBIES DEFENSE, GLU, GLU MOBILE and the ‘g’ character logo are trademarks of Glu Mobile Inc.

Media & Investor Relations:
Seth Potter
ICR, Inc.
ir@glu.com
(646) 277-1230